Exhibit 10.3

Execution Version

MOlecular templates, inc.

Common Stock

(par value $0.001 per share)

SALES AGREEMENT

August 7, 2020

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Molecular Templates, Inc. (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1.  Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (defined below), it may issue and sell to or through Cowen, acting as agent and/or principal, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance.  The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Shares (the “ATM Prospectus”) to the base prospectus included as part of such registration statement, and shall, if necessary, prepare a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company shall furnish to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the Shares.  Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Shares, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus and the Prospectus Supplement, if any, in the form in which such prospectus, ATM Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Shares that (i) is consented to by Cowen (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement), hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.  Agency and Principal Transactions.  (a) Each time that the Company wishes to issue and sell the Shares hereunder through Cowen, acting as agent (each, an “Agency Transaction”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to an Agency Transaction or any Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) The Company may also offer to sell the Shares directly to Cowen, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 2(b) hereto (with such changes thereto as may be agreed upon by the Company and Cowen), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

3.  Sale of Shares by Cowen.  (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this

Section 3.  For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)(i)  If the Company wishes to issue and sell the Shares to Cowen pursuant to this Agreement in a Principal Transaction, it will notify Cowen of the proposed terms of the Principal Transaction. If Cowen, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Cowen shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)  The terms set forth in a Terms Agreement shall not be binding on the Company or Cowen unless and until the Company and Cowen have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to Cowen in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Cowen. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Cowen. The commitment of Cowen to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by Cowen pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, Cowen in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c)   Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and Cowen shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4.  Suspension of Sales.

(a)The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice.  While a suspension is in effect, any obligation under Sections 7(m), 7(n) and 7(o) of this Agreement with respect to delivery of certificates, opinion, or comfort letters to Cowen, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b)If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and Cowen or the Company may, at its sole discretion, suspend sales of the Shares under this Agreement.

(c)Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Shares, and Cowen shall not be obligated to sell or offer to sell any Shares.

5.  Settlement.

(a) Settlement of Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares in an Agency Transaction will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date” and the first such Agency Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”)).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date through no fault of Cowen, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (defined below), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below)(each such date included in (i) through (v) above, a “Representation Date”):

(a) Compliance with Registration Requirements. The Registration Statement has been or will be filed with the Commission and will be declared effective by the Commission under the Securities Act and any Rule 462(b) Registration Statement shall become effective immediately upon its filing with the Commission prior to the issuance of any Placement Notices by the Company.  The Company has complied or will comply to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission.  The Company meets the requirements for use of Form S‑3 under the Securities Act.  The sale of the Shares hereunder meets the requirements or General Instruction I.B.1 of Form S-3.

(b) No Misstatement or Omission.  The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.  Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became or becomes effective or its date, as applicable, complied or will comply and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not or will not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Cowen furnished to the Company in writing by Cowen expressly for use therein.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement and any Terms Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares to Cowen.

(c) Registration Statement and Prospectus Contents.  At the respective times the Registration Statement and any amendments thereto became or become effective as to Cowen and at each Representation Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Representation Date, conformed and will conform in all material respects to the requirements of the Securities Act and the requirements for use of Form S‑3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”)and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (c) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through Cowen by or on behalf of Cowen specifically for inclusion therein.

(d) Issuer Free Writing Prospectus.  Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies Cowen, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the foregoing representations and warranties in this paragraph (c) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through Cowen by or on behalf of Cowen specifically for inclusion therein.

(e) Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute, prior to the completion of Cowen’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement or any other materials, if any, permitted under the Securities Act.

(g) Not an Ineligible Issuer.  The Company currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(h) Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i)  have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement  and any Terms Agreement or to consummate any transactions contemplated by this Agreement, any Terms Agreement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 incorporated by reference into the Registration Statement.

(i) Sales Agreement; Terms Agreement.  This Agreement has been duly authorized, executed and delivered by the Company. Any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(j) The Shares.  The Shares to be issued and sold by the Company to or through Cowen pursuant to this Agreement and any Terms Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except as described herein or in the Registration Statement or the Prospectus.

(k) Capitalization.  The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Prospectus, and to the Company’s knowledge, all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws,

and conform to the description thereof contained in the Prospectus.   All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of each Representation Date, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the Registration Statement or the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(l) Capitalization of Subsidiaries.  All the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m) No Conflicts.  The execution, delivery and performance of this Agreement and any Terms Agreement by the Company, the issue and sale of the Shares by the Company  and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws, each as amended, (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(n) No Consents Required.  Except for the registration of the offer and sale of the Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial

Industry Regulatory Authority (“FINRA”) and the Nasdaq in connection with the purchase and distribution of the Shares by Cowen and the listing of the Shares on the Nasdaq, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or any Terms Agreement by the Company, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby or by any Terms Agreement; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(o) Independent Auditors.  Ernst & Young LLP, who have audited and certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(p) Financial Statements.  The financial statements, together with the related notes, included or incorporated by reference in the Prospectus and the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Registration Statement or the Prospectus.  The financial statements, together with the related notes, included or incorporated by reference the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statement or the Prospectus.    The summary and selected financial data included or incorporated by reference in the Prospectus and the Registration Statement fairly present, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement and the Prospectus and other financial information.

(q) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) No Material Adverse Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus: (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the  Prospectus; (ii) any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(s) Legal Proceedings.  Except as set forth in the Registration Statement or the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are, to the Company’s knowledge after reasonable investigation and due diligence inquiry (if investigation or inquiry is reasonable under the circumstances) (“Knowledge”), threatened or contemplated by governmental or regulatory authorities or threatened by others.  The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.  All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s Knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(t) No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, each as amended, (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(u) Licenses or Permits.  The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as now conducted or as proposed  in the Prospectus to be conducted (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries are in compliance, in all material respects, with all such Governmental Permits; and all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(v) Regulatory Matters.  The nonclinical studies and  clinical trials conducted by or to the Company’s Knowledge on behalf of the Company that are described in the Registration Statement or the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, except as described in the Registration Statement or the Prospectus; the descriptions of the results of the Company Studies and Trials contained in the Prospectus are accurate in all material respects; the Company has no Knowledge of any other studies or trials not described in the Registration Statement or the Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Registration Statement or the Prospectus; and the Company has not received any written notices or other correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials except where such termination, suspension or material modification would not reasonably be expected to have a Material Adverse Effect, and to the Company’s Knowledge, there are no reasonable grounds for the same.  The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials.  In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder.  To the Company’s Knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.  To the Company’s Knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, and regulations of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(w) Investment Company Act.  Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Shares and the application of the net proceeds thereof as described in the Registration Statement or the Prospectus, will be required to register as an

“investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x) No Stabilization.  Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(y) Intellectual Property.  Except as described in the Registration Statement or the Prospectus, the Company or its subsidiaries own or possess the lawful  right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement or the Prospectus.  The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  To the Company’s Knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the Registration Statement or the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  Except as described in the Registration Statement or the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement or any Terms Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(z) Title to Real and Personal Property.  Except as disclosed in the Registration Statement or the Prospectus, the Company and each of its subsidiaries have good and marketable title in and

(in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects except those that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(aa) No Labor Dispute.  There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s Knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(bb) Compliance with ERISA.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(cc) Environmental Laws and Hazardous Materials.  The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s

Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(dd) Taxes.  The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes due and payable, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.

(ee) Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(ff) Accounting Controls.  The Company and each of its subsidiaries maintains a system of  “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that, except as described in the Registration Statement or the Prospectus, complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement or the Prospectus, (1) the Company’s internal control over financial reporting is effective and (2)since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the

Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has no reason to believe that it does not comply with Section 215.02 of the Commission’s Compliance and Disclosure Interpretations of Regulation S-K regarding a one-year transition under Item 308(a) of Regulation S-K with respect to its annual report on Form 10-K for the year ending December 31, 2017 and the Company has availed itself of such relief.

(gg) Disclosure Controls.  The Company and its subsidiaries maintain disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.  The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(hh) Minute Books.  The minute books of the Company and each of its subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X  (such a significant subsidiary of the Company, a “Significant Subsidiary”) have been made available to Cowen and counsel for Cowen, and such books (i) contain a complete summary, in all material respects, of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Significant Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ii) No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Registration Statement or the Prospectus or a document incorporated by reference therein and which is not so described.

(jj) Reserved.

(kk) Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement or the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Cowen for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement or by any Terms Agreement.

(mm) No Restrictions on Subsidiaries. Except as described in the Registration Statement or the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from  the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) Reserved.

(oo) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Listing.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(qq) Sarbanes-Oxley Act.  There is and has been no failure on the part of the company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the  Company’s Knowledge, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of any other jurisdiction in which the Company or any subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.

(ss) Statistical and Market Data. The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate (but has not independently verified), and such data agree with the sources from which they are derived.

(tt)   Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu)   Compliance with OFAC.

(A)Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea).

(B)

The Company will not, directly or indirectly, use the Net Proceeds, or lend, contribute or otherwise make available such Net Proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, underwriter, advisor, investor or otherwise).

(C)

For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(vv)    No Associated Persons; FINRA Matters.  Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. In accordance with FINRA Conduct Rule 5110(b)(7)(C)(i), the Shares have been or will be registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(ww)   Privacy Laws.  Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); (ii) the Company and its subsidiaries have taken all commercially reasonable actions to prepare to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); and (iii) the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with, policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”).   The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the Knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect.  “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.  Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xx)   IT Systems.

(A)

The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and  to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(B)

Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(C)	The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.  Covenants of the Company.  The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by Cowen (provided, however, that (x) the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement, (y) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen and does not relate to the transaction herein, and (z) the only remedy that Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement despite Cowen’s objection shall be to cease making sales under this Agreement or any Terms Agreement; (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Shares.

(b) Notice of Commission Stop Orders.  The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, that, the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company, during which time of delay of Cowen shall be under no obligation to make any sales of the Shares hereunder.

(d) Listing of Shares.  During any period in which the Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on Nasdaq and to qualify the Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus.  The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement and any Terms Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $15,000, and (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $50,000.

(h) Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, and for 3 trading days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement or the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance, (iv) any shares of common stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding or (v) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of the shares of Common Stock hereby and not for capital raising purposes.

(j) Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement or any Terms Agreement.

(k) Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l) Required Filings Relating to Sale of Shares.  The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Shares sold through Cowen under this Agreement and any Terms Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate.  On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) the Company files a report on Form 8-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a "Bring-Down Date"); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Bring-Down Date if requested by Cowen.  The requirement to provide a certificate under this Section 7(m) shall be waived for any Bring-Down Date occurring at a time at which no Agency Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-

Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Shares pursuant to such Agency Transaction, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice. With respect to any Principal Transaction pursuant to a Terms Agreement, the certificate in the form attached hereto as Exhibit 7(m) shall be delivered at the Principal Settlement Date.

(n) Legal Opinion.  On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Company Counsel”), or other counsel satisfactory to Cowen, in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).  With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause to be furnished to Cowen on the Principal Settlement Date a written opinion of Company Counsel, or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the Principal Settlement Date.

(o) Comfort Letter.  On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, provided that the Company shall be required to furnish to Cowen no more than one Comfort Letter hereunder per calendar quarter. With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause its independent accountants to furnish Cowen, in form and substance satisfactory to Cowen, Comfort Letters at the Time of Sale, dated the date of such Time of Sale, and on the Principal Settlement Date, dated the Principal Settlement Date.

(p) Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than Cowen; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act.

(q) Insurance.  The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r) Compliance with Laws.  The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Registration Statement or the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change.

(s) Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell.  Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Stock hereunder.

(v) Sarbanes-Oxley Act.  The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Affirmation.  Each Placement Notice delivered by the Company to Cowen and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the

Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement, as the case may be).

(x)Renewal.    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company may, in its sole discretion, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

(y)Intellectual Property Legal Opinion.  On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of Nixon Peabody LLP (“Company IP Counsel”), or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a letter (an “IP Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(y) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).  With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause to be furnished to Cowen on the Principal Settlement Date a written opinion of Company IP Counsel, or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the Principal Settlement Date.

8.  Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice or pursuant to any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreements and (ii) the sale of all Shares contemplated to be issued by pursuant to Placement Notice or any Terms Agreement.

(b) No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission.  Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes.  Except as contemplated in the Registration Statement or the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel Legal Opinion.  Cowen shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f) Company Intellectual Property Counsel Opinion.Cowen shall have received the opinions Company IP Counsel required to be delivered pursuant to Section 7(y) on or before the date on which such delivery of such opinion is required pursuant to Section 7(y).

(g) Cowen Counsel Legal Opinion.  Cowen shall have received from Goodwin Procter, LLP, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h) Comfort Letter.  Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) Representation Certificate.  Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) Secretary’s Certificate.  On or prior to the First Delivery Date and at each Principal Settlement Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(k) No Suspension.  Trading in the Common Stock shall not have been suspended on Nasdaq.

(l) Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(m) Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or prior to any Principal Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Terms Agreement within the applicable time period prescribed for such filing by Rule 424.

(n) Approval for Listing.  The Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(o) No Termination Event.  There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9.  Indemnification and Contribution.

(a) Company Indemnification.  The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement or any Terms Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement or any Terms Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely information relating to Cowen furnished to the Company in writing by Cowen expressly for use therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to Cowen furnished to the Company in writing by Cowen expressly for use therein.

(c) Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the reasonable and documented fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement or any Terms Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.  Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11.  Termination.

(a) Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Shares hereunder, (ii)

the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Shares or in securities generally on Nasdaq shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b) In the case of any purchase by Cowen pursuant to a Terms Agreement, the obligations of Cowen pursuant to such Terms Agreement shall be subject to termination by Cowen at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (i) there has been any Material Adverse Change or material change in the senior management of the Company, whether or not arising in the ordinary course of business; or (ii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in Cowen’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq, or if trading generally on the Nasdaq over-the-counter market or the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority; or (iv) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Cowen, would reasonably be expected to result in a Material Adverse Change; or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of Cowen, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If Cowen elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c) The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Cowen shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(f) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), (d), or (e) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(g) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

12.  Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention:  General Counsel, email: Bradley.friedman@cowen.com; or if sent to the Company, shall be delivered to Molecular Templates, Inc., Harborside 5, 185 Hudson Street, Suite 1510 Jersey City, NJ 07311 Attention: Megan Filoon, Fax: +1 862-240-1617, email megan.filoon@mtem.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

13.  Successors and Assigns.  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement or any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Terms Agreement, except as expressly provided in this

Agreement or such Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of Cowen without obtaining the Company’s consent.

14.  Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.  Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement, nor any Terms Agreement, nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Terms Agreement.

16.  Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby or by any Terms Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.  Waiver of Jury Trial.  The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated hereby or thereby.

18.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and any Terms

Agreement and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19.  Counterparts.  This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:/s/ Michael Murphy

Name:Michael Murphy

Title:Managing Director

ACCEPTED as of the date

first-above written:

MOLECULAR TEMPLATES, INC.

By:/s/ Eric E. Poma, Ph.D.

Name:Eric E. Poma, Ph.D.

Title:Chief Executive Officer and

Chief Scientific Officer

SCHEDULE 1

form of PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject: Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Molecular Templates, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated August 7, 2020 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [  ] shares of the Company’s common stock, par value [____] per share, at a minimum market price of $_______ per share.  Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Eric E. Poma, Ph.D., Chief Executive Officer and Chief Scientific Officer

Adam Cutler, Chief Financial Officer

Megan Filoon, Senior Director, Corporate Counsel

Cowen

Michael J. MurphyManaging Director

William FollisManaging Director

SCHEDULE 2(b)

MOLECULAR TEMPLATES, INC.

[_________________] SHARES

terms AGREEMENT

____, 20__

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies & Gentlemen:

Molecular Templates, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated August 7, 2020 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (“Cowen”), to issue and sell to Cowen the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by Cowen, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to Cowen, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Cowen, and Cowen agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to Cowen trading in the Common Stock for Cowen’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between Cowen and the Company.

MOLECULAR TEMPLATES, INC.

By: _______________________________ Name:
Title:

Accepted and agreed as of

the date first above written:

COWEN AND COMPANY, LLC

By: ______________________ Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.001 per share

Number of Shares of Purchased Securities:

[●] Shares

Purchase Price Payable by Cowen:

$[●] per Share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To Cowen’s account, or the account of Cowen’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the opinion and negative assurance letter referred to in Section 8(e);

(2) the opinion and negative assurance letter referred to in Section 8(f)

(3) the “comfort letter” referred to in Section 8(h);

(4) the representation certificate referred to in Section 8(i);

(5) the secretary’s certificate referred to in Section 8(j) and

(6) such other documents as Cowen shall reasonably request.

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of shares of Purchased Securities set forth above.

SCHEDULE 3

Compensation

Cowen shall be paid compensation equal to 3% of the gross proceeds from the sales of Shares in an Agency Transaction pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Molecular Templates, Inc. (the “Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated August 7, 2020 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i)

The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)	The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:

Name:

Title:

Date: